Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 3, 2025, with respect to the consolidated financial statements included in the Annual Report of Apollomics Inc. on Form 20-F for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statement of Apollomics Inc. on Form S-8 (File No. 333-272559) and on Forms F-3 (File No. 333-279549, File No. 222-278431, and File No. 333-278430).

/s/ GRANT THORNTON LLP

San Francisco, California

April 3, 2025